               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              BRISTOL-MYERS SQUIBB COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                         [Logo] Bristol-Myers Squibb Company

                                                      March 19, 1999

           NOTICE OF              DEAR FELLOW STOCKHOLDER:
         1999 ANNUAL              You are cordially invited to attend the Annual Meeting of Stockholders of Bristol-Myers Squibb
         MEETING AND              Company at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 4,
     PROXY STATEMENT              1999 at 9:45 a.m.
TUESDAY, MAY 4, 1999              This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement
        AT 9:45 A.M.              describes the business to be transacted at the meeting and provides other information concerning
       HOTEL DU PONT              the Company of which you should be aware when you vote your shares.
     11TH AND MARKET              The principal business of the Annual Meeting will be the election of directors, ratification of
             STREETS              the appointment of the independent accountants, approval of an increase in the number of
          WILMINGTON              authorized shares of Common Stock and consideration of one stockholder-proposed resolution. As
            DELAWARE              in prior years, we plan to review the status of the Company's business at the meeting.
                                  At last year's Annual Meeting over 83% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend. This year, registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient new services are provided on the proxy card. Of course, you may still vote your shares on the proxy card or voting instruction form. To do so, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form promptly. Proxy votes are tabulated by an independent agent and reported at the Annual
                                  Meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process, and no information is disclosed to the Company which would identify the vote of any stockholder.
                                  Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.
                                  As is our usual practice, we have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

                                  CHARLES A. HEIMBOLD, JR.

                                  CHARLES A. HEIMBOLD, JR.
                                  Chairman and Chief Executive Officer

                         [Logo] Bristol-Myers Squibb Company




                            ------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 4, 1999, at 9:45 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

          to elect directors;

          to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999;

          to approve an increase in the number of authorized shares of Common Stock;

          to consider and vote upon one stockholder-proposed resolution; and

          to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common and Preferred Stock at the close of business on March 5, 1999 will be entitled to vote at the meeting.

                                           By Order of the Board of Directors

                                           ALICE C. BRENNAN

                                           ALICE C. BRENNAN
                                           Secretary

Dated: March 19, 1999

                             YOUR VOTE IS IMPORTANT

       REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS
       IMPORTANT.

       IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

       TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU SHOULD VOTE VIA THE INTERNET, BY TELEPHONE OR BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                      [Logo] Bristol-Myers Squibb Company

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION........................................................     1
VOTING SECURITIES AND PRINCIPAL HOLDERS..................................................................     3
BOARD OF DIRECTORS.......................................................................................     5
     Meetings of the Board...............................................................................     5
     Compensation of Directors...........................................................................     5
     Certain Business Relationships......................................................................     6
     Committees of the Board.............................................................................     6
     Directors and Nominees..............................................................................     7
COMPENSATION AND BENEFITS................................................................................    12
     Executive Officer Compensation......................................................................    12
        Summary Compensation Table.......................................................................    13
        Option/SAR Grants in the Last Fiscal Year........................................................    14
        Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal
           Year-End Option/SAR Values....................................................................    15
        Long-Term Incentive Plan Awards in Last Fiscal Year..............................................    16
     Board Compensation Committee Report on Executive Compensation.......................................    16
        CEO Compensation.................................................................................    18
        Deductibility of Compensation Over $1 Million....................................................    19
     Performance Graph...................................................................................    20
     Pension Benefits....................................................................................    21
     Employment Agreement................................................................................    21
PROPOSALS TO BE VOTED UPON
     Proposal 1  -- Election of Directors................................................................    21
     Proposal 2  -- Appointment of Independent Accountants...............................................    22
     Proposal 3  -- Approval of an Increase in the Number of Authorized Shares of Common Stock...........    22
     Proposal 4  -- Stockholder Proposal Relating to Annual Election of Directors........................    23
ADVANCE NOTICE PROCEDURES................................................................................    24
YEAR 2000 PROXY PROPOSALS................................................................................    24

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 4, 1999.

     This Proxy Statement, a proxy card and the Annual Report of Bristol-Myers Squibb Company, including financial statements for 1998, are being sent to all stockholders of record as of the close of business on March 5, 1999 for delivery beginning March 19, 1999. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

     Holders of record of the Company's $0.10 par value Common Stock and $2.00 Convertible Preferred Stock at the close of business on March 5, 1999 will be entitled to vote at the 1999 Annual Meeting. On each matter properly brought before the meeting, stockholders will be entitled to one vote for each share of stock held.

     Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

     Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they choose to attend the meeting in person.

     If you are a registered stockholder, you can simplify your voting and save the Company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A Control Number, located on the lower right of the proxy card, is designated to verify a stockholder's identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, there is no need to return a signed proxy card.

     If you choose not to vote via the Internet or by telephone, you may still vote by proxy by using the proxy card enclosed with the Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and an identifying title on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP and FOR the approval of an increase in the number of authorized shares of Common Stock from 2,250,000,000 to 4,500,000,000 shares, and AGAINST one stockholder-proposed resolution. If you are a stockholder who holds shares through an intermediary, you must provide instructions on voting to your nominee holder.

     The Board of Directors of Bristol-Myers Squibb knows of no other matters which may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for ratification of the appointment of PricewaterhouseCoopers LLP ('PricewaterhouseCoopers') and for the adoption of one stockholder-proposed resolution. The affirmative vote of a majority of the outstanding shares of stock of the Company, as well as the affirmative vote of a majority of the outstanding Common Stock of the Company voting as a class, is required to authorize an increase in the Company's Common Stock by amending the Restated Certificate of Incorporation.

     In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes 'FOR all nominees', 'WITHHELD for all nominees' or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, or by a majority of the outstanding shares of stock of the Company, as well as by a majority of the outstanding Common Stock of the Company voting as a class, only proxies and ballots indicating votes 'FOR', 'AGAINST' or 'ABSTAIN' on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the Directors' Proxy Committee, you may do so by crossing out the names of all three Proxy Committee members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving written notice of the revocation to the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

     Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder is kept confidential and not disclosed to the Company.

     The expense of preparing, printing and mailing proxy materials to Bristol-Myers Squibb stockholders will be borne by Bristol-Myers Squibb. In addition to solicitations by mail, a number of regular employees of Bristol-Myers Squibb may solicit proxies on behalf of the

Board of Directors in person or by telephone. The Company has also retained, on behalf of the Board of Directors, Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to aid solicitation by mail, telephone, telegraph and personal interview for a fee of approximately $25,000 which will be paid by the Company. Bristol-Myers Squibb will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     At the close of business on March 5, 1999, there were 1,986,920,868 shares of $0.10 par value Common Stock ('Common Stock'), and 11,587 shares of $2.00 Convertible Preferred Stock ('Preferred Stock') outstanding and entitled to vote.

     The following table sets forth, as of February 5, 1999, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and officers as a group. The number of shares has been adjusted to reflect the Company's stock split in February 1999.

     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and sole investment power.

     None of the directors or officers owns any Preferred Stock of the Company.

                                                                         OF TOTAL NUMBER OF
                                                                         SHARES BENEFICIALLY
                                  TOTAL NUMBER OF      PERCENT OF      OWNED, SHARES WHICH MAY
                                SHARES BENEFICIALLY   COMMON STOCK       BE ACQUIRED WITHIN
            NAME                     OWNED(a)            OWNED               60 DAYS(b)
----------------------------    -------------------   ------------     -----------------------
R. E. Allen.................             76,148(c)           *(d)                26,000
L. B. Campbell..............              1,024(c)           *                        0
V. D. Coffman...............              2,284(c)           *                        0
E. V. Futter................             26,024(c)           *                   18,000
L. V. Gerstner, Jr..........             56,144(c)(e)        *                   19,000
L. H. Glimcher, M.D.........              2,302(c)           *                        0
C. A. Heimbold, Jr..........          4,858,468(f)           *                3,980,000
L. Johansson................              3,000(c)           *                        0
J. L. McGoldrick............            492,596              *                  460,000
M. F. Mee...................            351,387(g)           *                  205,000
P. S. Ringrose, Ph.D. ......            242,818              *                  135,000
J. D. Robinson III..........             44,864(c)           *                   26,000
L. W. Sullivan, M.D.........             19,468(c)(h)        *                   14,000
K. E. Weg...................          1,655,429(i)           *                1,406,267
All Directors and Officers
  as a Group
 (c)(d)(e)(f)(g)(h)(i)(j)...         10,707,472            0.5%               8,402,970

------------

 (a) Shares beneficially owned includes direct and indirect ownership of shares and deferred equivalent shares, and stock options that are currently exercisable.

 (b) Includes stock options that are currently exercisable plus stock options that are to be exercisable within 60 days.

 (c) Includes amounts credited to directors' accounts in the 1987 Deferred Compensation Plan for Non-Employee Directors as deferred equivalent shares which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Mr. Allen, Mr. Campbell, Mr. Coffman, Ms. Futter, Mr. Gerstner, Dr. Glimcher, Mr. Johansson, Mr. Robinson and Dr. Sullivan

                                              (footnotes continued on next page)

(footnotes continued from previous page) hold 48,280, 1,024, 2,176, 4,248, 4,770, 2,302, 1,000, 3,664 and 5,028 such equivalent shares, respectively.

 (d) Asterisk (*) represents less than 1% of stock.

 (e) Includes 5,574 deferred equivalent shares credited to Mr. Gerstner's account in the Squibb Corporation Deferred Plan for Fees of Outside Directors which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Also includes 600 shares held in trust for the benefit of Mr. Gerstner's wife over which neither he nor she exercises voting or investment power.

 (f) Includes 11,736 shares held by members of Mr. Heimbold's family over which he exercises shared voting and investment power and also includes 138,868 shares owned by a family charitable foundation over which he exercises shared voting and investment power. Also includes 19,834 shares held in trust for one of Mr. Heimbold's children over which he has neither voting nor investment power. Also includes 3,780,000 stock options that are currently exercisable.

 (g) Includes 250 shares held by one of Mr. Mee's children over which he exercises shared voting and investment power.

 (h) Includes 440 shares owned jointly by Dr. Sullivan and his wife over which he exercises shared voting and investment power.

 (i) Includes 1,339,600 stock options that are currently exercisable.

 (j) Includes 19,440 shares held jointly by other executive officers and their respective spouses over which the officers exercise shared voting and investment power. Also includes 3,121 shares owned by or for children of the other executive officers over which the officers exercise shared voting and investment power.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman and other officers of the Company.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

     In 1998, there were eight regular meetings and one special meeting of the Board. Director aggregate attendance at Board and Committee meetings averaged over 92%.

COMPENSATION OF DIRECTORS

     In 1998, the non-employee directors of the Company received an annual cash retainer of $35,000. The Company requires that 25% of the retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock, until certain ownership guidelines are attained. Non-employee directors received an additional fee of $2,000 for attending each Board meeting, Board Committee meeting and the Annual Meeting of Stockholders. In addition, the Chairmen of the Audit Committee, the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance received an annual fee of $10,000. In 1998, three non-employee directors elected to participate in the 1987 Deferred Compensation Plan for Non-Employee Directors. Under the provisions of the Plan, a non-employee director may elect to defer payment of all or part of the compensation received as a director. Deferred funds may be credited to a 6-month United States Treasury bill equivalent fund, a fund based on the return on the Company's invested cash or a fund based on the return on Bristol-Myers Squibb Company Common Stock or to two or three of the funds. Deferred portions are payable in a lump sum or in not more than ten annual installments. Payments under the Plan commence when a participant ceases to be a director or at a future date previously specified by the director. In addition to the annual cash compensation discussed above, all non-employee directors received an award of 500 deferred share units, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock. The Company's Retirement Plan for Non-Employee Directors was terminated in 1996. Benefits existing under the Plan were vested as of that time for all directors who had served on the Board as of that date. The Bristol-Myers Squibb Company Non-Employee Directors' Stock Option Plan provides for the automatic grant on the date of the Company's Annual Meeting of an option to purchase 2,000 shares of the Company's Common Stock to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board of Directors for a term extending beyond such Annual Meeting, provided such individual is not also an employee of the Company. The price of the option is the fair market price of the Company's Common Stock on the date the option is granted. Each option becomes exercisable in four equal installments commencing on the earlier of the first anniversary of the date of the grant or the date of the next Annual Meeting and continuing similarly for the three years thereafter. The options also become fully exercisable upon retirement from the Board after one year of service following the grant date. In 1998, options for a total of 14,000 shares were granted, consisting of options for 2,000 shares granted to each of seven non-employee directors. The Directors' Charitable Contribution Program is part of the Company's overall program of charitable contributions. The Program is partially funded by life insurance policies purchased by the Company on individual members and retired members of the Board of Directors. In 1998, the Company paid a total of $75,652 in premiums on policies covering eleven directors and retired directors. The policies provide for a $1 million death benefit for each director covered. Upon the death of a director, the Company donates one-half of the $1 million benefit to one or more qualifying charitable organizations designated by the director. The remaining one-half of the benefit is contributed to the Bristol-Myers Squibb Foundation, Inc. for distribution according to the Foundation's program for charitable contributions to medical research, health-related and community service organizations, educational institutions and education-related programs and cultural and civic activities. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company.

CERTAIN BUSINESS RELATIONSHIPS

     From time to time the Company establishes special councils to address certain issues. Composition of such councils includes non-employee directors and senior executives from the Company. During 1998, each non-employee director received a fee of $2,000 for attending a council meeting.

COMMITTEES OF THE BOARD

     The Company's Bylaws specifically provide for an Audit Committee and an Executive Committee. The Company's Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, the Board of Directors has established the Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. The Board has appointed individuals from among its members to serve on these four committees. The membership of these four committees, with the exception of the Executive Committee, is composed entirely of non-employee directors. From time to time the Board of Directors establishes special committees to address certain issues. Composition of such committees depends upon the nature of the issue being addressed.

     The duties of the Audit Committee are (a) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company; (b) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (c) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company; (d) to review on a regular basis whether the Company's Standards of Business Conduct and Corporate Policies relating thereto has been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (e) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (f) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations; and (g) to report its activities and actions to the Board at least once each fiscal year.

     The Committee on Directors and Corporate Governance's duties include, among other things, (a) screening and recommending candidates for the Board of Directors of the Company; (b) recommending the term of office for directors;
(c) recommending retirement policies for non-employee directors and remuneration for non-employee directors; (d) recommending the desirable ratio of employee directors to non-employee directors; (e) reviewing the format of Board meetings and making recommendations for the improvement of such meetings; (f) recommending the nature and duties of committees of the Board; and (g) considering matters of corporate social responsibility and matters of significance in areas related to corporate public affairs, the Company's employees, stockholders and its customers. The Committee on Directors and Corporate Governance considers stockholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to the Company, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary.

     The Compensation and Management Development Committee's duties include, among other things, (a) administration of the Company's annual incentives, stock option and long-term incentive plans; (b) adoption and review of major compensation plans; (c) responsibility for the Company's management development programs and procedures; and (d) approval of compensation for corporate officers and certain senior management.

     During calendar year 1998, the committees of the Board held in the aggregate a total of ten meetings; the Audit Committee having met three times, the Compensation and Management Development Committee having met five times and the Committee on Directors and Corporate Governance having met two times. There were no meetings of the Executive Committee in 1998.

DIRECTORS AND NOMINEES

     Following are the nominees and the other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board Committee memberships of each, other affiliations and each director's age. After the election of three directors at the meeting, the Company will have eleven directors, including the eight directors whose present terms extend beyond the meeting. Listed first below are nominees for election for the 1999-2002 term followed by the directors in the 1997-2000 term and then the directors in the 1998-2001 term.

                                                 1999-2002 TERM
-------------------------------------------------------------------------------------------------------------------
[PHOTO]                                  VANCE D. COFFMAN
                                         Chairman and Chief Executive Officer since 1998 of Lockheed Martin
                                         Corporation, a high technology aerospace and defense company. Director of the Company since 1998. His present term expires at this Annual Meeting.
                                         Board Committees: Audit Committee and Compensation and Management
                                         Development Committee. Age 54.

[PHOTO]                                  ELLEN V. FUTTER
                                         President of the American Museum of Natural History since 1993. President of Barnard College from 1981 to 1993. Director of the Company since 1990.
                                         Her present term expires at this Annual Meeting. Ms. Futter is a director of J.P. Morgan & Co. Incorporated and of Consolidated Edison, Inc., as well as a trustee of Consolidated Edison Company of New York, Inc. and the
                                         American Museum of Natural History. She is a member of the Council on
                                         Foreign Relations and a Partner of the New York City Partnership, Inc. Ms.
                                         Futter is also a member of the Advisory Board of Yale School of Management.
                                         Board Committees: Audit Committee (Chairman) and Committee on Directors and
                                         Corporate Governance. Age 49.

[PHOTO]                                  LOUIS W. SULLIVAN, M.D.
                                         President of Morehouse School of Medicine from 1981 to 1989 and since 1993.
                                         From 1989 to 1993 Secretary of the United States Department of Health and
                                         Human Services. Director of the Company since 1993. His present term expires at this Annual Meeting. Dr. Sullivan is a director of 3-M
                                         Corporation, Georgia-Pacific Corporation, General Motors Corporation, CIGNA
                                         Corporation, Household International, Inc., EndoVascular Instruments, Inc.
                                         and Equifax Inc. He is a founder and Chairman of Medical Education for
                                         South African Blacks, Inc., a member of the National Executive Council of the Boy Scouts of America, a member of the Board of Trustees of Little
                                         League of America, Africare and the International Foundation for Education
                                         and Self-Help and a director of the Ethics Resource Center and United Way of America. Board Committees: Audit Committee and Compensation and
                                         Management Development Committee. Age 65.

                                                 1997-2000 TERM
 ------------------------------------------------------------------------------------------------------------------
[PHOTO]                                  ROBERT E. ALLEN
                                         Chairman and Chief Executive Officer from 1988 to 1997 of AT&T Corp., a communications and information services company. Director of the Company since 1986. His present term expires at the Year 2000 Annual Meeting. Mr.
                                         Allen is a director of Pepsico, Inc. and DaimlerChrysler. He is a member of
                                         J.P. Morgan International Council and a trustee of Mayo Foundation and
                                         Wabash College. He is a Past Chairman of The Business Council. Board
                                         Committees: Audit Committee, Committee on Directors and Corporate Govern-
                                         ance (Chairman) and Executive Committee. Age 64.

[PHOTO]                                  LEWIS B. CAMPBELL
                                         Chairman, President and Chief Executive Officer since February 1999 of
                                         Textron Inc., an aircraft, automotive, industrial and financial services company. Director of the Company since November 1998. His present term expires at the Year 2000 Annual Meeting. Board Committees: Committee on
                                         Directors and Corporate Governance and Compensation and Management
                                         Development Committee. He is a member of the Board of Visitors of the Fuqua
                                         School of Business, Duke University. Age 52.

[PHOTO]                                  LAURIE H. GLIMCHER, M.D.
                                         Irene Heinz Given Professor of Immunology at the Harvard School of Public
                                         Health and Professor of Medicine at the Harvard Medical School since 1991.
                                         Director of the Company since 1997. Her present term expires at the Year
                                         2000 Annual Meeting. Dr. Glimcher is a director of Waters Corporation.
                                         Board Committees: Audit Committee and Committee on Directors and Corporate
                                         Governance. Age 47.

[PHOTO]                                  JAMES D. ROBINSON III
                                         Chairman and Chief Executive Officer since 1994 of RRE Investors, a private information technology venture investment firm, and Chairman of Violy
                                         Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He previously served as Chairman and Chief Executive Officer of American Express Company
                                         from 1977 to 1993. Director of the Company since 1976. His present term expires at the Year 2000 Annual Meeting. Mr. Robinson is a director of the
                                         Coca-Cola Company, Cambridge Technology Partners, First Data Corporation
                                         and Concur Technologies, Inc. He is Honorary Co-Chairman of Memorial
                                         Sloan-Kettering Cancer Center, a member of The Business Council and the
                                         Council on Foreign Relations and an Honorary Trustee of The Brookings
                                         Institution. Board Committees: Committee on Directors and Corporate
                                         Governance, Compensation and Management Development Committee (Chairman)
                                         and Executive Committee. Age 63.

                                                 1998-2001 TERM
 ------------------------------------------------------------------------------------------------------------------
[PHOTO]                                  LOUIS V. GERSTNER, JR.
                                         Chairman and Chief Executive Officer of IBM Corporation since 1993.
                                         Chairman and Chief Executive Officer of RJR Nabisco Holdings Corporation
                                         from 1989 to 1993. Director of the Company since 1989 and a director of
                                         Squibb Corporation from 1986 to 1989. His present term expires at the Year
                                         2001 Annual Meeting. Mr. Gerstner co-chairs Achieve, an organization created by United States governors and business leaders to establish high academic standards in our nation's schools. He is a member of the Board of
                                         Managers of Memorial Sloan-Kettering Cancer Center, a member of the
                                         Smithsonian Board of Regents and a director of the Council on Foreign
                                         Relations. Board Committees: Committee on Directors and Corporate
                                         Governance and Executive Committee. Age 57.

[PHOTO]                                  CHARLES A. HEIMBOLD, JR.
                                         Chairman of the Board and Chief Executive Officer of the Company. Mr.
                                         Heimbold was elected Chairman of the Board in 1995, Chief Executive Officer
                                         in 1994 and President in 1992. Mr. Heimbold was Executive Vice President of
                                         the Company from 1989 until 1992. Director of the Company since 1989. His present term expires at the Year 2001 Annual Meeting. He is a director of
                                         Mobil Corporation and a trustee of the American Museum of Natural History.
                                         He is a member of The Business Roundtable, The Business Council and the
                                         Council on Foreign Relations. He is Chairman of the Board of Trustees of
                                         Phoenix House and Chairman of the Board of Overseers of the Law School and
                                         Trustee of the University of Pennsylvania. Board Committee: Executive
                                         Committee. Age 65.

[PHOTO]                                  LEIF JOHANSSON
                                         President of AB Volvo and Chief Executive Officer since 1997 of the Volvo
                                         Group, an automotive company. Director of the Company since 1998. His present term expires at the Year 2001 Annual Meeting. He is chairman of
                                         Granges AB and a director of AB Volvo. He is a member of The Federation of
                                         Swedish Industries, The Association of Swedish Engineering Industries and
                                         The Royal Swedish Academy of Engineering Sciences. Board Committees: Audit
                                         Committee and Committee on Directors and Corporate Governance. Age 47.

[PHOTO]                                  KENNETH E. WEG
                                         Executive Vice President of the Company and a member of the Office of the
                                         Chairman. Mr. Weg was elected Executive Vice President of the Company in
                                         1995 and was President of the Worldwide Medicines Group from 1997 to 1998,
                                         President of the Pharmaceutical Group from 1993 to 1996 and President of
                                         Pharmaceutical Operations from 1991 to 1993. Director of the Company since
                                         1995. His present term expires at the Year 2001 Annual Meeting. Mr. Weg serves on the Board of Directors of Fox Chase Cancer Center, the Board of
                                         Trustees of the Foundation of the University of Medicine and Dentistry of
                                         New Jersey, the Board of Trustees of the Princeton Medical Center and the
                                         Foundation for New Jersey Public Broadcasting, Inc. He is also a member of the Philadelphia Museum of Art Corporate Executive Committee. Age 60.

                           COMPENSATION AND BENEFITS

     The Company's compensation and benefits programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

     In general, all U.S.-based employees, except in some cases those covered by collective bargaining agreements, receive a base salary, participate in an annual incentive plan, a Company-supported savings plan and a Company-funded pension plan and are provided with medical and other welfare benefits coverage. Employees outside of the United States are similarly covered by comprehensive compensation and benefits programs.

     In 1995, the Company implemented a global stock option grant known as the TeamShare Stock Option Plan. Under this Plan, employees who met certain service requirements and were not key executives were eligible for a stock option award giving them each the opportunity to purchase 200 shares of the Company's Common Stock. In 1996, the Company took steps to expand the Plan to include those employees hired after the announcement in 1995, extending TeamShare to a broader group of employees. All TeamShare recipients possess a stronger link with Company stockholders, as they benefit from the stock price appreciation resulting from their efforts to grow and strengthen the business. In 1998, the initial awards granted under this Plan became vested and many employees exercised their awards. These employees realized gains related to these option awards and expanded their direct ownership of Company stock. Also, in 1998, the Company implemented another global stock option grant known as the TeamShare II Stock Option Awards. Additional awards were initiated for all eligible employees. These awards further enhanced the linkage between employees and shareholders.

     In addition, the Company maintains specific executive compensation programs designed to provide incentives to reward and retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to assure the Company's leadership position in the highly complex and competitive industries in which it operates. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

     While performance against financial objectives and relative total stockholder return are the determinants of formula-based incentive payments under the Company's executive compensation program, the successful Bristol-Myers Squibb executive must perform effectively in many areas which are not measured specifically by financial results. Performance is also assessed against standards of business conduct reflecting social values, environmental stewardship and the expectations of the Company's key constituencies, including its employees and stockholders, the consumers of its products, suppliers and customers, the communities in which it operates and the countries where it does business. The Bristol-Myers Squibb Company Pledge clearly defines what is expected of every employee in the Company, and the performance of the Company's executives is appraised in this regard.

EXECUTIVE OFFICER COMPENSATION

     The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's four other most highly compensated executive officers, for services rendered to the Company in 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                          --------------------------------------------
                           ANNUAL COMPENSATION                        AWARDS                 PAYOUTS
                   -----------------------------------    ------------------------------    ----------
                                                OTHER                                                          ALL
                                               ANNUAL     RESTRICTED       SECURITIES       LONG TERM         OTHER
                                               COMPEN-       STOCK         UNDERLYING       INCENTIVE        COMPEN-
NAME/TITLE           SALARY        BONUS       SATION(1)   AWARDS(2)     OPTIONS/SARS(3)     PAYOUTS         SATION(4)
YEAR                   $             $            $            $                #               $               $
----------------   ----------    ----------    -------    -----------    ---------------    ----------       -------
C.A. Heimbold, Jr.
  Chairman and Chief
  Executive Officer
    1998........   $1,250,000    $1,944,375      --       $21,584,375         600,000(5)    $1,129,000(7)    $58,240
    1997........   $1,221,000    $1,581,635      --       $         0       1,200,000(6)    $1,121,900(8)    $54,935
    1996........   $1,161,000    $1,161,000      --       $         0         540,000              N/A(9)    $52,245
K.E. Weg
  Executive Vice
  President(10)
    1998........   $  736,250    $  678,270      --       $         0         200,000(5)    $  451,600(7)    $33,099
    1997........   $  680,000    $  513,944      --       $ 3,813,752         424,000(6)    $  448,760(8)    $30,391
    1996........   $  587,500    $  461,997      --       $         0         212,000              N/A(9)    $26,432
M.F. Mee
  Senior Vice President and
  Chief Financial Officer
    1998........   $  593,817    $  380,340      --       $         0         120,000(5)    $  282,250(7)    $26,699
    1997........   $  564,250    $  362,275      --       $         0         240,000(6)    $  280,475(8)    $25,381
    1996........   $  536,750    $  305,948      --       $         0         120,000              N/A(9)    $24,149
P.S. Ringrose, Ph.D.
  President, Pharmaceutical
  Research Institute(11)
    1998........   $  582,000    $  325,411      --       $         0         120,000(5)              (7)    $26,178
    1997........   $  519,000    $  315,162      --       $ 3,771,250         250,000                 (12)   $10,348
J.L. McGoldrick
  Senior Vice President,
  General Counsel and
  President Medical Devices
  Group(13)
    1998........   $  539,133    $  345,315      --       $         0         120,000(5)    $  282,250(7)    $24,240
    1997........   $  511,750    $  328,568      --       $         0         240,000(6)    $  280,475(8)    $23,019
    1996........   $  486,250    $  277,163      --       $         0         120,000                 (12)   $21,658

------------

 (1) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.

 (2) Mr. Heimbold, Mr. Weg and Dr. Ringrose were the only named executives to receive awards in the fiscal years listed. Mr. Heimbold's awards were granted pursuant to agreements in which Mr. Heimbold agreed to remain with the Company through December 31, 2001, or earlier if the Board appoints his successor. Mr. McGoldrick and Mr. Mee also have outstanding awards granted when they joined the Company. Regular dividends are paid on these shares. The number and market value of shares of restricted stock held by each of these executives at December 31, 1998 (based upon the closing market value stock price of $66.90625) were: Mr. Heimbold, 400,000 and $26,762,500; Mr.
     Weg, 80,000 and $5,352,500; Mr. Mee, 53,336 and $3,568,512; Dr. Ringrose,
     140,000 and $9,366,875 and Mr. McGoldrick, 100,000 and $6,690,625. The
     number of shares increased in February 1999 due to the Company's stock split.

 (3) The number of securities underlying options/SARs has been adjusted to reflect the Company's stock split in February 1999.

 (4) Consists of matching contributions to the Savings and Investment Program
     (SIP) and the Benefits Equalization Plan for the SIP as follows: Mr. Heimbold ($7,200 and $49,040); Mr. Weg ($6,585 and

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     $26,514); Mr. Mee ($7,200 and $19,499); Dr. Ringrose ($7,200 and $18,978)
     and Mr. McGoldrick ($6,585 and $17,655).

 (5) Performance-based exercise price thresholds must be attained for portions of the 1998 award to become exercisable.

 (6) Performance based thresholds for the 1997 awards have been attained so those awards are exercisable to the extent that time vesting criteria have been met. Award amounts reflect the stock splits in February 1997 and February 1999.

 (7) Long-Term Performance Award granted in 1996 and earned over the three-year performance period from 1996 through 1998. The payout, which was based on the achievement of three-year compounded annual earnings per share, sales and cash flow growth objectives along with a total shareholder return multiplier. This award was paid at 112.9% of target.

 (8) Long-Term Performance Award granted in 1995 and earned over the three-year performance period from 1995 through 1997. The payout, which was based on the achievement of three-year compounded annual earnings per share, sales and cash flow growth objectives along with a total shareholder return multiplier. This award was paid at 112.19% of target.

 (9) There was no award which had a performance cycle which ended in 1996 so there was no payout to be made.

(10) Mr. Weg was President, Worldwide Medicines Group until December 1, 1998 when he joined the Office of the Chairman.

(11) Dr. Ringrose joined the Company in 1997.

(12) These awards were granted prior to the named executives joining the Company.

(13) Mr. McGoldrick was Senior Vice President, Law and Strategic Planning and General Counsel until December 1, 1998 when he became Senior Vice President, General Counsel and President of Medical Devices Group.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                              ---------------------------------------------------------------------
                                 NUMBER OF
                                SECURITIES         % OF TOTAL
                                UNDERLYING        OPTIONS/SARS      EXERCISE                             GRANT DATE
                               OPTIONS/SARS        GRANTED TO       OR BASE                                PRESENT
                                GRANTED(1)        EMPLOYEES IN      PRICE(2)                              VALUE(3)
            NAME                     #             FISCAL YEAR       ($/SH)       EXPIRATION DATE             $
----------------------------  ---------------   -----------------   --------    -------------------    ---------------
C.A. Heimbold, Jr. .........        600,000(4)            1.7%      $50.9532          March 2, 2008    $     5,521,798
K.E. Weg....................        200,000(4)            0.6%      $50.9532          March 2, 2008    $     1,840,599
M.F. Mee....................        120,000(4)            0.3%      $50.9532          March 2, 2008    $     1,104,360
P.S. Ringrose, Ph.D. .......        120,000(4)            0.3%      $50.9532          March 2, 2008    $     1,104,360
J.L. McGoldrick.............        120,000(4)            0.3%      $50.9532          March 2, 2008    $     1,104,360
All Stockholders(5).........    1,988,494,154                                                          $23,182,025,359
All Optionees(6)............       35,498,350           100.0%      $51.4000    Various Dates, 2008    $   417,471,955
All Optionees Grant Date Present Value as a Percent of All Stockholder Value.......................              1.80%

------------
(1) Individual grants become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. At age 60, all outstanding option grants fully vest. As consideration for the option grant, an employee must remain in the employment of the Company for one year from the date of grant. No SARs were granted in 1998. Under the TeamShare I Stock Option Plan, individual grants become fully vested three years after the date of the grant. Under TeamShare II Stock Option Plan, individual grants become fully vested in installments of 33.33% per year starting on the third anniversary of the date of the grant. The number of securities underlying options/SARs granted has been adjusted to reflect the Company's stock split of February 1999.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) All options were made at 100% of Fair Market Value as of the date of the grant.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The Black-Scholes Ratio of 0.2288 was determined using the following assumptions: a volatility of 0.1823, an historic average dividend yield of 3.10%, a risk free interest rate of 6.25% and a 7 year option term.

(4) In addition to the time vesting criteria stated above, the majority of these awards have price thresholds which must be attained for these awards to become exercisable. One-third of the award requires a 30% increase in the stock price to $66.2392; one-third requires a 50% increase in the stock price to $76.4298. These price levels must be met for 15 consecutive trading days. In the ninth and tenth years of the award term, the awards become fully exercisable. The Black-Scholes Values of these awards have been adjusted to recognize these thresholds.

(5) The 'Grant Date Present Value' shown is the incremental gain to all stockholders as a group which would result from the application of the same assumptions to all shares outstanding on March 3, 1998, as was used to estimate the 'Grant Date Present Value' of options listed above.

(6) Information based on all stock option grants made to employees in 1998, including TeamShare grants. Exercise price shown is the weighted average of all grants. Actual exercise prices (adjusted to reflect the Company's stock split in February 1999) ranged from $47.4844 to $61.7969, reflecting the Fair Market Value of the stock on the date of the option grants.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           'IN THE MONEY'(3)
                            SHARES                                     OPTIONS/SARS AT               OPTIONS/SARS AT
                           ACQUIRED                 ANNUALIZED         FISCAL YEAR-END               FISCAL YEAR-END
                              ON         VALUE        VALUE                   #                             $
                           EXERCISE    REALIZED     REALIZED(2)  ---------------------------   ----------------------------
          NAME                #            $            $        EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------  --------   -----------   ----------   -----------   -------------   ------------   -------------
C.A. Heimbold, Jr. ......  740,000    $30,371,563   $7,382,989    4,281,400       600,000(4)   $196,151,723    $ 9,196,860(4)
K.E. Weg.................  420,500    $17,048,211   $2,049,920    1,339,600       200,000(4)   $ 62,000,783    $ 3,065,620(4)
M.F. Mee.................  120,000    $ 4,467,188   $1,470,040       75,000       390,000(4)   $  2,912,342    $12,766,868(4)
P.S. Ringrose, Ph.D. ....        0    $         0   $       0        62,500       307,500(4)   $  2,307,813    $ 8,762,810(4)
J.L. McGoldrick..........        0    $         0   $       0       300,000       420,000(4)   $ 14,131,403    $14,316,086(4)

------------

(1) All options were granted at 100% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a Fair Market Value equal to such obligations. The number of securities underlying options/SARs exercises has been adjusted to reflect the Company's stock split of February 1999.

(2) Annualized column shows the total gain realized from option exercises spread ratably over the period between the grant date and the exercise date.

(3) Calculated based upon the December 31, 1998 Fair Market Value share price of $66.28125 (adjusted to reflect the Company's stock split of February 1999) less the share price to be paid upon exercise.

(4) For all listed executive officers, the number and value of 'Unexercisable' stock options include the year-end value of stock options which have price thresholds for exercisability above the exercise price. They may exercise these options and potentially realize the portion of the listed value relating to these stock options once those price thresholds are attained.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF                OTHER PERIOD                NON-STOCK PRICE-BASED PLAN(1)
                                  SHARES, UNITS            UNTIL MATURATION           -----------------------------------
                                 OR OTHER RIGHTS               OR PAYOUT              THRESHOLD     TARGET      MAXIMUM
                                 ---------------   ---------------------------------  ---------   ----------   ----------
C.A. Heimbold, Jr. ............      1,000,000     Three-Year Period Ending in 2000   $400,000    $1,000,000   $2,200,000
K.E. Weg.......................        500,000     Three-Year Period Ending in 2000   $200,000    $  500,000   $1,100,000
M.F. Mee.......................        250,000     Three-Year Period Ending in 2000   $100,000    $  250,000   $  550,000
P.S. Ringrose, Ph.D. ..........        250,000     Three-Year Period Ending in 2000   $100,000    $  250,000   $  550,000
J.L. McGoldrick................        250,000     Three-Year Period Ending in 2000   $100,000    $  250,000   $  550,000

------------

(1) Payouts under the Plan will be based on the Company's total shareholder return versus peer group companies over the three-year period. The target award will be paid if total shareholder return is at the median of the peer group. A ranking in the bottom two companies of this group will result in no payout. Performance which leads the entire group will result in the maximum payout.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was earlier described in the section on Committees of the Board (pp. 6 and 7), the Compensation and Management Development Committee is responsible for administering the compensation program for executive officers of the Company. The Committee is composed exclusively of 'non-employee directors' as defined by the Securities and Exchange Commission rules. The members of the Committee are neither employees or former employees of the Company nor are they eligible to participate in any of the Company's executive compensation programs. Additionally, they meet the definition of 'outside director' for purposes of administering compensation programs to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.

     The Company's executive compensation program is based upon a pay-for-performance philosophy. Under the Company's program an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which may include cash-based awards, stock-based awards and/or stock options).

     The Company's executive compensation program is designed to provide overall compensation, when targeted levels of performance are achieved, which is above the median of pay practices of a peer group of eleven large and high-performing industry competitors. The corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Compared to the peer companies group, Bristol-Myers Squibb ranked third largest in market capitalization, and fourth largest as measured by both sales and operating earnings. The Company has historically performed strongly versus competitors and the broader array of companies represented in the Fortune 500 and S&P 500 based on return on equity, net earnings as a percent of sales and earnings per share growth over the five-year period. The Company is the second highest among the peer group in total dividends paid.

     At the time the Committee makes executive compensation decisions, the Committee reviews individual performance and Company performance versus that of the peer companies group. When 1998 compensation decisions were made, the Committee reviewed the return on equity, net earnings as a percent of sales, sales growth and net earnings per share growth over the prior five years. For this period, after adjusting for nonrecurring and unusual items for both Bristol-Myers Squibb and the peer companies group, the Company was a leader in the measures of return on equity and net earnings as a percent of sales in comparison to both the peer companies group and exceeded the levels of companies represented in the Fortune

500 (the performance of this index approximating the performance of the S&P
500). Additionally, in making its compensation decisions, the Committee reviewed data concerning the levels of executive pay among the peer companies group and other high-performing and similarly sized companies for comparison purposes. This data included analyses provided by independent compensation consultants.

     The executive compensation program is designed to provide value to the executive based on the extent individual performance, Company performance versus budgeted earnings targets, Company longer term financial performance and total return to shareholders (including share price appreciation and reinvested dividends) meet, exceed or fall short of expectations. Under this program design, only when expectations are exceeded can incentive payments exceed target levels.

     BASE SALARY -- An executive's base salary is determined by an assessment of her/his sustained performance against her/his individual job responsibilities including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement.

     ANNUAL INCENTIVES -- Payments under the Company's annual incentive plan, the Performance Incentive Plan, are tied to the Company's level of achievement of annual operating pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual operating pretax earnings targets for the overall Company and each operating group are based upon the earnings budget for the Company as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is a percentage of her/his salary determined by the executive's job level. Actual annual incentive payments are determined by applying a formula based on operating pretax earnings performance to each individual's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved and payments below the targeted level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when actual earnings exceed budgeted levels of operating pretax earnings. Additionally, in 1998, senior company executives' annual bonuses were subject to a factor which provided increased, or decreased, incentive payments based upon the Company's total shareholder return (share price appreciation plus dividends) relative to peer group companies.

     For 1998 awards, operating pretax earnings budgets were established at a level which the Board felt reflected the aggressive expectations management had for the performance of the business. As a whole, the Company fell slightly below these aggressive goals, resulting in annual incentive payouts slightly below target levels. Additionally, total shareholder return ranked at the median of the peer group companies, which resulted in a total shareholder return multiplier of 100%, which did not change the pretax earnings based payout levels.

     LONG-TERM INCENTIVES -- The Company's long-term incentives are in the form of stock option awards and long-term performance awards. The objective of these awards is to advance the longer-term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year and the executive's potential for continued sustained contributions to the Company's success. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of options granted. The executive's right to the stock options vests over a four-year period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant. In order to preserve the linkage between the interests of executives and those of stockholders, executives are expected to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership. The Company has established share ownership expectations for its executives to meet through the exercise of stock option awards.

     Stock option awards granted to senior executives in 1998 carried aggressive performance thresholds for exercisability. In addition to time vesting requirements, the following exercisability criteria were established. One-third of the shares granted require a 30% price appreciation for exercisability, and an additional one-third require a 50% price increase for exercisability. The remaining one-third have no price appreciation requirement. To maintain favorable accounting treatment, these criteria do not apply after the eighth year of the award term. The number of shares covered by these awards was adjusted to reflect these additional exercisability criteria.

     For the Long-Term Plan payment shown in the Summary Compensation Table on page 13, the award paid at the end of 1998 covered the 1996 through 1998 performance period. During this time period, the Company exceeded its earnings per share and cash flow targets under the Plan while meeting its sales objectives. Additionally, the Company ranked fourth in total shareholder return over this time period, which provided for an increased payout. The composite performance on these factors resulted in a payout at 112.9% of target.

     The Long-Term Plan award paid at the end of 1997 covered the 1995 through 1997 performance period. During this time period, the Company exceeded its earnings per share and sales targets under the Plan while falling short of its cash flow objectives. Additionally, the Company ranked fourth in total shareholder return over this time period. The composite performance on these factors resulted in a payout at 112.19% of target. There was not an award which would have been payable at the end of 1996, so no payments were made.

     The Committee annually reviews the composition of the long-term compensation package to ensure that the use of stock options combined with Long-Term Performance Awards provides an appropriate incentive package. Based upon reviews conducted in 1998, the Committee continues to believe that this program design is consistent with competitive practice and provides a direct link with the creation of shareholder value. Payouts under the Plan for the 1998 to 2000 performance cycle will be based on total stockholder returns (share price appreciation plus reinvested dividends) versus peer group companies over the three-year performance period. Utilizing this measure as the sole basis for these payouts under these awards is intended to more closely align the Company's compensation programs with achieving competitively superior total shareholder return.

CEO COMPENSATION

     The compensation for Mr. Heimbold results from his participation in the same compensation program as the other executives of the Company. His 1998 compensation was set by the Committee, applying the principles outlined above in the same manner as they were applied to the other executives of the Company.

     The majority of Mr. Heimbold's compensation is incentive based. For 1998, 4% of his total compensation was in the form of base salary. His annual cash incentive was 6% of his total compensation. The largest portion, 90% of the total, was comprised of long-term incentives, strongly aligning Mr. Heimbold's compensation package with the creation of shareholder value.

     Mr. Heimbold's cash compensation increase reflects the level of responsibilities he holds as Chairman of the Board and Chief Executive Officer, and his compensation versus the peer companies group. Mr. Heimbold's annual bonus, as was discussed previously, is based upon the degree to which the overall Company achieves its pretax earnings budget along with the Company's ranking versus its peers on total shareholder return. For 1998, the Company's overall performance resulted in a bonus payout to Mr. Heimbold equal to 91.5% of his targeted award.

     Mr. Heimbold participates in the Company's long-term performance award plan. Payouts under this plan for the 1998 to 2000 performance cycle are focused upon providing additional incentive to produce stockholder returns which exceed those of the peer companies group. As discussed above, total stockholder return ranking is the measure used in Mr. Heimbold's long-term award, as was done for all plan participants.

     Effective March 3, 1998, Mr. Heimbold received a stock option award of 300,000 shares (600,000 shares on an after-split basis). As detailed above and in the stock option grant table, the majority of this award carries price threshold targets for exercisability in addition to time vesting requirements. The Committee felt that this award appropriately recognized Mr. Heimbold's leadership and contributions to the on-going strength and success of the Company while providing a significant incentive to create incremental shareholder value.

     During 1998, Mr. Heimbold received restricted stock awards totaling 200,000 shares (400,000 shares on an after-split basis). These awards were granted as part of an agreement in which Mr. Heimbold agreed to remain employed by the Company until December 31, 2001, or earlier if a successor is appointed by the Board prior to that date. The agreement and the accompanying awards were made in order to further recognize Mr. Heimbold's contributions to the success of the Company during his tenure as Chairman and CEO; to provide additional incentive to Mr. Heimbold to remain beyond normal retirement age; and to provide for an orderly succession for the transition to Mr. Heimbold's successor. The agreement is further discussed on page 21 under the heading 'Employment Agreement'.

     The Committee believes that the program it has adopted, with its emphasis on long-term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

Deductibility of Compensation Over $1 Million

     In 1993, the Omnibus Budget Reconciliation Act of 1993 (the 'Act') was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1995. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to ensure the deductibility of payments under the annual incentive plan and long-term awards plans. The Company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

Compensation and Management Development Committee

                              James D. Robinson III, Chairman
                              Lewis B. Campbell
                              Vance D. Coffman
                              Louis W. Sullivan, M.D.

PERFORMANCE GRAPH

     The following graph compares the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index (S&P
500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. As previously noted, the corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Total Return indices reflect reinvested dividends and are weighted using beginning-period market capitalization for each of the reported time periods. This peer companies group is the group used by the Company for comparisons in measuring Company performance for compensation purposes. This group is consistent with the group used in the 1998 Proxy Statement.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                   [GRAPH]

                     1993      1994      1995      1996      1997      1998
BMS                  100      106.06    162.42    214.60    379.76    542.87
S&P 500              100      101.32    139.40    171.40    228.59    293.91
Current Peer Group   100      114.79    178.83    228.26    338.76    475.14


     Assumes $100 invested on 12/31/93 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

PENSION BENEFITS

     The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
                           -------------------------------------------------------------
REMUNERATION                  15           20           25           30           35
------------------------   ---------    ---------    ---------    ---------    ---------
$ 500,000...............   $ 150,000      200,000      250,000      300,000      350,000
 1,000,000..............     300,000      400,000      500,000      600,000      700,000
 1,500,000..............     450,000      600,000      750,000      900,000    1,050,000
 2,000,000..............     600,000      800,000    1,000,000    1,200,000    1,400,000
 2,500,000..............     750,000    1,000,000    1,250,000    1,500,000    1,750,000
 3,000,000..............     900,000    1,200,000    1,500,000    1,800,000    2,100,000
 3,500,000..............   1,050,000    1,400,000    1,750,000    2,100,000    2,450,000
 4,000,000..............   1,200,000    1,600,000    2,000,000    2,400,000    2,800,000
 4,500,000..............   1,350,000    1,800,000    2,250,000    2,700,000    3,150,000
 5,000,000..............   1,500,000    2,000,000    2,500,000    3,000,000    3,500,000

     Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled 'Salary' and 'Bonus' in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: C.A. Heimbold, Jr. -- 35 years; K.E. Weg -- 30 years; M.F. Mee -- 5 years; P.S. Ringrose -- 2 years; and J.L. McGoldrick -- 4 years.

EMPLOYMENT AGREEMENT

     During Mr. Heimbold's tenure as Chief Executive Officer, his leadership has significantly contributed to the Company's success. This has been reflected in a substantial increase in the value of the Company during his tenure, up roughly $102 billion as of year end 1998. In light of this, to provide Mr. Heimbold with additional incentive to remain beyond normal retirement age and to ensure continuity of leadership, in 1998, Mr. Heimbold entered into an agreement with the Company pursuant to which he will serve as Chairman and Chief Executive Officer until December 31, 2001, or such earlier date as the Board of Directors may appoint his successor. During this period, his base salary will not be less than his salary in 1998 and he will receive an annual bonus as determined by the Board but not less than a target of 170% of salary. He was granted an additional 10% of his final average pay (base salary and bonus) in the calculation of his pension benefits. He was also granted Restricted Stock Awards covering 200,000 shares (400,000 shares on an after-split basis) which vest on his retirement.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Three directors are to be elected at the meeting for three-year terms ending at the Year 2002 Annual Meeting. Vance D. Coffman, Ellen V. Futter and Louis W. Sullivan, M.D. have been nominated by the Board of Directors for election at this Annual Meeting. Vance D. Coffman, Ellen V. Futter and Louis W. Sullivan, M.D. are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of Bristol-Myers Squibb has appointed PricewaterhouseCoopers as independent accountants for the year 1999, subject to ratification by the stockholders. The Audit Committee recommended PricewaterhouseCoopers to the full Board of Directors. PricewaterhouseCoopers, because of its high standing in its field, is considered to be eminently qualified to perform this important function. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers.

     In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

                  PROPOSAL 3 -- APPROVAL OF AN INCREASE IN THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     On December 1, 1998, the Board of Directors authorized a two-for-one stock split of the Company's Common Stock in the form of a stock dividend to be effected to stockholders of record at the close of business on February 5, 1999. The Company had a sufficient number of authorized shares of Common Stock to effect the stock split. The Board of Directors proposes that stockholders authorize the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 2,250,000,000 to 4,500,000,000 shares. The par value of the Common Stock would remain at $0.10 per share. The Board of Directors recommends that such increase in the number of authorized shares of Common Stock be approved by the stockholders.

     The proposed amendment to the Restated Certificate of Incorporation will be effected by deleting the introductory paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, and substituting a new introductory paragraph that reads in full as follows:

     'FOURTH: the total number of shares of all classes of stock which the corporation shall have authority to issue is four billion, five-hundred ten million (4,510,000,000) shares consisting of:

     1. 4,500,000,000 shares of Common Stock of the par value of Ten Cents ($0.10) per share, and

     2. 10,000,000 shares of Preferred Stock of the par value of One Dollar ($1.00) per share.'

     As of February 26, 1999, there were 1,987,598,324 shares of Common Stock issued and outstanding (exclusive of treasury shares) and 44,498,042 shares of Common Stock were reserved for issuance in connection with all of the Company's stock plans. Adoption of the proposed amendment provides for an additional 2,250,000,000 shares of Common Stock for future issuance. This would replenish the authorized shares available for issuance before the
                                       22
stock split. Although these additional shares would provide further flexibility, there are no present plans for their use.

     The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with stock splits and stock dividends, implementation of employee benefit plans, offer of shares for cash, mergers and acquisitions, and other proper business purposes. In many such situations prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of stockholders.

     The additional shares of Common Stock sought by the amendment will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The New York Stock Exchange requires specific stockholder approval as a prerequisite to listing shares in several instances, including an acquisition where the present or potential issuance of shares could result in an increase of 20% or more in the number of shares of Common Stock outstanding.

     Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, SEC rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. These include: (i) Board authority under its Certificate of Incorporation to issue one or more series of preferred stock up to a maximum of approximately 10,000,000 shares presently available; (ii) under the Certificate of Incorporation a special meeting of stockholders may only be called by the Chairman of the Board or the Board of Directors and (iii) under the Certificate of Incorporation a classified board of directors with staggered terms of office and fair-price payments for shares in certain business combinations.

     The Board of Directors recommends a vote FOR the amendment to the Company's Restated Certificate of Incorporation as described above.

                       PROPOSAL 4 -- STOCKHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 480 shares of Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

     RESOLVED: 'That the shareholders of Bristol-Myers Squibb recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'

     REASONS: 'Until recently, directors of Bristol-Myers Squibb were elected annually by all shareholders.'

     'The great majority of New York Stock Exchange listed corporations elect all their directors each year.'

     'This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.'

     'Last year the owners of 62% of shares voted FOR this proposal -- a significant increase over the previous year.'

     'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' POSITION

     In 1984, the stockholders of the Company decided, by a vote at the Annual Meeting, to divide the Board of Directors into three classes with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term and directors for one of the three classes are elected each year. Similar procedures for this staggered election approach have been adopted by many major corporations and, in fact, more than half of the other Fortune 500 companies provide for the election of their directors in this manner.

     The staggered election of directors is intended to provide continuity of experienced directors on the Board and prevent a precipitous change in the composition of the Board. With staggered elections, at least two annual stockholder meetings would be required to effect a change in control of the Board of Directors. One benefit derived from that situation is an enhancement of management's ability to negotiate in the best interest of all the stockholders with a person seeking to gain control of the corporation. A further benefit is the assurance of continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company.

     Elimination of the classified board, by virtue of the Certificate of Incorporation, would require 75% of the shares outstanding to vote to approve a management proposal to amend the Certificate to elect directors on an annual basis.

     For many years, the same stockholder has proposed this advisory resolution to return to the annual election of directors. Until recently, the stockholders defeated this resolution. Last year, the Board decided not to take a position for or against the stockholder resolution to assess stockholder interest in this issue. The resolution received 44% of the shares outstanding or 62% of the votes cast.

     The Board has determined that the benefits of the classified board are still valid and that it is in the best interest of the Company and its stockholders to keep the classified board.

     Accordingly, the Board of Directors recommends a vote AGAINST this resolution.

                           ADVANCE NOTICE PROCEDURES

     Under the Company's Bylaws, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company, containing certain information set forth in the Bylaws, not less than 120 days before the date of the Company's proxy statement is released to stockholders in connection with the prior year's annual meeting. For the Company's meeting in the Year 2000, the Company must receive this notice no later than November 19, 1999. These requirements are separate and distinct from and in addition to the SEC requirements that a stockholder must meet to have a stockholder proposal included in the Company's proxy statement.

     A copy of the Bylaw provisions discussed above may be obtained by writing the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary.

                           YEAR 2000 PROXY PROPOSALS

     Stockholder proposals relating to the Company's Year 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary, no later than November 19, 1999.

                           YOUR  VOTE  IS  IMPORTANT
                             PLEASE VOTE YOUR PROXY








                      [Logo] Bristol-Myers Squibb Company

                       [Logo] Printed on recycled paper

                                 APPENDIX 1
                           NOTICE OF SAVINGS CARD

                   [Logo]  Bristol-Myers Squibb Company

        BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM


The enclosed Notice of 1999 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Company Stock-based fund in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1998 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1998 Annual Report is enclosed.

Participants who had funds invested in one of the Company Stock-based funds on the record date for the 1999 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program how to vote the Common Stock attributable to their accounts at the 1999 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Company's Stock-based funds of any of these Plans on the record date for the 1999 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.


PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

                                  APPENDIX 2
                                 NOMINEE CARD

PROXY                 [LOGO] Bristol-Myers Squibb Company
--------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS MAY 4, 1999

     The undersigned hereby appoints C.A. HEIMBOLD, JR., L.H. GLIMCHER, M.D. and K.E. WEG, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 4, 1999 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

            ----------------------------------------------------
              PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD
               HOW YOUR STOCK IS TO BE VOTED. IF NO CHOICE IS
                   SPECIFIED, THIS PROXY WILL BE VOTED FOR
                 PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.
            ----------------------------------------------------

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY


                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[X] Please mark
    your votes as
    indicated in
    this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"                           THE BOARD OF DIRECTORS
           PROPOSALS 1, 2 AND 3.                                            RECOMMENDS A VOTE
                                                                          "AGAINST" PROPOSAL 4.
                             FOR  WITHHELD
                             ALL  FOR ALL                       FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
1. Election of Directors                     2. Appointment of                         4. Annual Election
   V.D. COFFMAN              [ ]    [ ]         Accountants     [ ]    [ ]      [ ]       of Directors     [ ]    [ ]      [ ]
   E.V. FUTTER
   L.W. SULLIVAN, M.D.                                          FOR  AGAINST  ABSTAIN

   WITHHELD FOR the following nominee(s)     3. Approval of     [ ]    [ ]      [ ]
   only (write name(s) below):                  Increase in
                                                Authorized
                                                Shares
-----------------------------------------                                               PLEASE SIGN HERE exactly as your name(s)
                                                                                                         appear(s) to the left
                                                                                        Signature
                                                                                        ---------------------------------------
                                                                                        Signature
                                                                                        ---------------------------------------
                                                                                        Dated
                                                                                        ---------------------------------------
                                                                                        When signing as attorney, executor,
                                                                                        administrator, trustee or guardian,
                                                                                        please give full title. If a corporation,
                                                                                        please sign in full corporate name by
                                                                                        President or other authorized officer.
                                                                                        If a partnership, please sign in partnership
                                                                                        name by authorized person.

                                  APPENDIX 3
                            VOTING INSTRUCTION CARD

                     [LOGO]  Bristol-Myers Squibb Company

                           PROXY VOTING INSTRUCTIONS

          BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
     BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 4, 1999 or any adjournments thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as indicated on the reverse side.

                            --------------------

The enclosed Notice of the 1999 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1998 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1998 Annual Report is enclosed.

Participants in any of the Plans who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1999 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by giving instructions via the Internet, by telephone or by returning a completed card by April 23, 1999. If you vote via the Internet or by telephone, there is no need to return this card. Shares of Common Stock for which no voting instructions are received by the Trustee by April 23, 1999 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to VOTE TODAY.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _





IMPORTANT                 YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.


PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

The shares represented by these Voting Instructions will be voted as directed. WHERE NO DIRECTION IS GIVEN, SUCH    Please mark [X]
SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ON ITEM 4.                                                   your vote as
                                                                                                                   indicated in
                                                                                                                   this example

                                                                                        THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.                      RECOMMENDS A VOTE
                                                                                         "AGAINST" PROPOSAL 4.
                             FOR  WITHHELD
                             ALL  FOR ALL                       FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
1. Election of Directors                     2. Appointment of                         4. Annual Election
   01 V.D. COFFMAN           [ ]    [ ]         Accountants     [ ]    [ ]      [ ]       of Directors     [ ]    [ ]      [ ]
   02 E.V. FUTTER
   03 L.W. SULLIVAN, M.D.                                       FOR  AGAINST  ABSTAIN

WITHHELD FOR the following nominee(s)        3. Approval of     [ ]    [ ]      [ ]
only (write name(s) below):                     Increase in
                                                Authorized
---------------------------------------         Shares



Signature ______________________________________________ Date __________________

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

                   Vote by Internet at our Internet Address:
                           http://www.eproxy.com/bmy/
    You can also access this site through the Company's Intranet home page:
                              http://home.bms.com/

                                       or

            Call toll-free 1-800-840-1208 on a touch tone telephone
                      and follow the voting instructions.
                    There is NO CHARGE to you for this call.

                                       or

                      Mark, sign and date your proxy card
                 and return promptly in the enclosed envelope.

 PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED BY THE INTERNET OR TELEPHONE.

                                   APPENDIX 4
                                   PROXY CARD

                    [Logo]   Bristol-Myers Squibb Company

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C.A. Heimbold, Jr., L.H. Glimcher, M.D. and K.E. Weg and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 4, 1999 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

                ANNUAL MEETING OF STOCKHOLDERS MAY 4, 1999

P  WHEN PROPERLY EXECUTED, YOUR PROXY WILL BE VOTED AS YOU          ADDRESS CHANGE/COMMENTS
R  INDICATE, OR WHERE NO CONTRARY INDICATION IS MADE, WILL BE       ____________________________________
O  VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4. The full  ____________________________________
X  text of the proposals and the position of the Board of           ____________________________________
Y  Directors on each appears in the Proxy Statement and should be   ____________________________________
   reviewed prior to voting.                                        ____________________________________

IMPORTANT                YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                  HOTEL DUPONT
                  11th & Market Streets, Wilmington, DE 19801
                                 (302)594-3100

DIRECTIONS BY CAR:
------------------
FROM BALTIMORE OR                        FROM NEW JERSEY                          FROM PHILADELPHIA
DOWNSTATE DELAWARE:                      (New Jersey Turnpike):                   (I-95 South):
1. Take I-95 North to Wilmington Exit 7  1. Take the New Jersey Turnpike South    1. Take I-95 South through Chester to
marked 'Route 52, Delaware Avenue'.      to Delaware Memorial Bridge.             Wilmington.
2. From right lane, take Exit 7 onto     2. After crossing the Delaware Memorial  2. Follow I-95 South to Exit 7A marked '52
Adams Street.                            Bridge, follow signs to I-95 North.      South, Delaware Avenue'.
3. At the third traffic light on Adams   3. From I-95 North, follow steps 1-5     3. Follow exit road (11th Street) to
Street, turn right onto 11th Street.     outlined in directions 'From Baltimore   intersection with Delaware Avenue marked
4. At the intersection of Delaware       or Downstate Delaware'.                  '52 South, Business District'.
Avenue, bear left, continuing on 11th                                             4. At Delaware Avenue intersection, bear
Street.                                                                           left, continuing on 11th Street.
5. Follow 11th Street through four                                                5. Follow 11th Street through four traffic
traffic lights. Hotel duPont is on the                                            lights. Hotel duPont is on the right.
right.

LIMITED COMPLIMENTARY PARKING for stockholders attending the 1999 Annual Meeting is available at the HOTEL CAR PARK, located on Orange Street between 11th and 12th Streets approximately one block from the hotel. SHOW YOUR ADMISSION TICKET TO THE PARKING ATTENDANT TO RECEIVE COMPLIMENTARY PARKING. Valet Parking is also available at the Hotel duPont at your own expense.

DIRECTIONS BY TRAIN:
-------------------
Amtrak train service is available into Wilmington, Delaware station. The Hotel duPont is located approximately twelve blocks from the train station.

                                ADMISSION TICKET

                                     [LOGO]

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday, May 4, 1999
                                   9:45 A.M.
   NON-TRANSFERABLE              Hotel duPont             NON-TRANSFERABLE
                             11th & Market Streets
                              Wilmington, Delaware

The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN      Please mark [X]
WHEN THE DULY EXECUTED PROXY IS VOTED, SUCH SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.          your vote as
                                                                                                                   indicated in
                                                                                                                   this example

                                                                                        THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.                  RECOMMENDS A VOTE "AGAINST"
                                                                                              PROPOSAL 4.
                             FOR  WITHHELD
                             ALL  FOR ALL                       FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
1. Election of Directors                     2. Appointment of                         4. Annual Election
   01 V.D. COFFMAN           [ ]    [ ]         Accountants     [ ]    [ ]      [ ]       of Directors     [ ]    [ ]      [ ]
   02 E.V. FUTTER
   03 L.W. SULLIVAN, M.D.                                       FOR  AGAINST  ABSTAIN

WITHHELD FOR the following nominee(s)        3. Approval of     [ ]    [ ]      [ ]       Mark this box if you have more   [ ]
only (write name(s) below):                     Increase in                               than one account and want to
                                                Authorized                                discontinue receiving multiple
---------------------------------------         Shares                                    copies of future annual reports.

                                                                                          I plan to attend the Annual      [ ]
                                                                                          Meeting.

                                                                                          I have noted an address change   [ ]
                                                                                          or comments on the reverse side
                                                                                          of this card.


Signature(s) ___________________________________________ Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                         FOLD AND DETACH PROXY CARD HERE

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

      Vote by Internet at our Internet Address: http://www.eproxy.com/bmy/

                                       or

            Call toll-free 1-800-840-1208 on a touch tone telephone
                      and follow the voting instructions.
                    There is NO CHARGE to you for this call.

                                       or

                    Mark, sign and date your proxy card and
                   return promptly in the enclosed envelope.


 PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED BY THE INTERNET OR TELEPHONE.


Reverse side is your admission ticket to the Annual Meeting and directions to the Hotel duPont

                                   APPENDIX 5
                        LINVATEC VOTING INSTRUCTIONS CARD

                      [LOGO]  Bristol-Myers Squibb Company

                           PROXY VOTING INSTRUCTIONS

                      LINVATEC SAVINGS AND INVESTMENT PLAN

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 4, 1999 or any adjournments thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Linvatec Savings and Investment Plan as indicated on the reverse side.

                               -------------

The enclosed Notice of the 1999 Annual Meeting and Proxy Statement is being provided to you as a participant in the Linvatec Savings and Investment Plan.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plan, a copy of the 1998 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1998 Annual Report is enclosed.

Participants in the Plan who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1999 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by giving instructions via the Internet, by telephone or by returning a completed card by April 23, 1999. If you vote via the Internet or by telephone, there is no need to return this card. Shares of Common Stock for which no voting instructions are received by the Trustee by April 23, 1999 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to VOTE TODAY.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _






IMPORTANT                YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

The shares represented by these Voting Instructions will be voted as directed. WHERE NO DIRECTION IS GIVEN,        Please mark [X]
SUCH SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.                                                your vote as
                                                                                                                  indicated in
                                                                                                                  this example

                                                                                        THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.                  RECOMMENDS A VOTE "AGAINST"
                                                                                              PROPOSAL 4.
                             FOR  WITHHELD
                             ALL  FOR ALL                       FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
1. Election of Directors                     2. Appointment of                         4. Annual Election
   01 V.D. COFFMAN           [ ]    [ ]         Accountants     [ ]    [ ]      [ ]       of Directors     [ ]    [ ]      [ ]
   02 E.V. FUTTER
   03 L.W. SULLIVAN, M.D.                                       FOR  AGAINST  ABSTAIN

WITHHELD FOR the following nominee(s)        3. Approval of     [ ]    [ ]      [ ]
only (write name(s) below):                     Increase in
                                                Authorized
---------------------------------------         Shares


Signature(s) ___________________________________________ Date __________________


                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

      Vote by Internet at our Internet Address: http://www.eproxy.com/bmy/

                                       or

            Call toll-free 1-800-840-1208 on a touch tone telephone
                      and follow the voting instructions.
                    There is NO CHARGE to you for this call.

                                       or

                    Mark, sign and date your proxy card and
                   return promptly in the enclosed envelope.


 PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED BY THE INTERNET OR TELEPHONE.

                                   APPENDIX 6
                        LINVATEC NOTICE OF SAVINGS CARD

                     [LOGO]  Bristol-Myers Squibb Company

                      LINVATEC SAVINGS AND INVESTMENT PLAN


The enclosed Notice of 1999 Annual Meeting and Proxy Statement is being provided to you as a participant in the Linvatec Savings and Investment Plan pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Bristol-Myers Squibb Company Stock-based fund in the Linvatec Savings and Investment Plan.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plan, a copy of the 1998 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1998 Annual Report is enclosed.

Participants who had funds invested in the Bristol-Myers Squibb Company Stock-based fund on the record date for the 1999 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Linvatec Savings and Investment Plan how to vote the Bristol-Myers Squibb Common Stock attributable to their accounts at the 1999 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Bristol-Myers Squibb Company Stock-based fund in the Linvatec Savings and Investment Plan on the record date for the 1999 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.